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                                                                    Exhibit 99.5

                          PROXY FOR SEPTEMBER 22, 1997

                         SPECIAL MEETING OF SHAREHOLDERS

                               PEMI BANCORP, INC.

                          AND ANY ADJOURNMENTS THEREOF

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder(s) of the Common Stock of Pemi Bancorp, Inc. ("PEMI") does hereby nominate, constitute and appoint _________________ and ________________ jointly and severally, proxies with full power of substitution, for us and in our name, place and stead to vote all Common Stock of PEMI, standing in our name on its books on August 11, 1997 at a Special Meeting of its Shareholders to be held at Plymouth Regional Senior Center, R.R. Depot Square, Plymouth, New Hampshire, on Monday, September 22, 1997 at 2:00 p.m., or at any adjournment thereof with all the powers the undersigned would possess if personally present, as follows.

        The Board of Directors recommends a vote "FOR" Proposals (1) and (2).

        1.     APPROVE AGREEMENT AND PLAN OF MERGER

        Proposal to approve the Agreement and Plan of Merger, dated as of March 14, 1997, by and among The Berlin City Bank, Northway Financial, Inc., PEMI and Pemigewasset National Bank, all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

        |_|  FOR        |_|  AGAINST        |_|  ABSTAIN

        2.     OTHER BUSINESS

        To conduct whatever other business that may be properly brought before the meeting or any adjournment thereof. Management at present knows of no other business to be presented by or on behalf of PEMI or its management at the meeting. However, of any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment.

        |_|  FOR        |_|  AGAINST        |_|  ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND
(2).

DATE: ____________________________            ____________________________(L.S.)

                                              ____________________________(L.S.)

                                              Please sign exactly as name
                                              appears. When shares are held in
                                              more than one name, including
                                              joint tenants, each party should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, give full title as
                                              such.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE TO PEMI OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THIS SPECIAL MEETING.

           |_|  Please check if you plan to attend the Special Meeting

                          PLEASE SIGN, DATE AND RETURN